Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	Senior Director, Investor Relations	Senior Manager, Public Relations
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports Third Quarter Results

RPO Bookings Increased 23% over Prior Year

ATLANTA – October 21, 2025 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $275.8 million for the third quarter ended September 30, 2025. GAAP diluted earnings per share for Q3 2025 was $0.96 compared to $1.03 in Q3 2024. Non-GAAP adjusted diluted earnings per share for Q3 2025 was $1.36 compared to $1.35 in Q3 2024.

“Manhattan delivered record third quarter and year-to-date results. Solid demand drove cloud revenue growth of 21% and better than expected services revenue generation in the quarter,” said Manhattan Associates president and CEO Eric Clark.

“We are optimistic about our expanding market opportunity. To capitalize on this, we are making targeted investments in our people, enhancing our industry-leading solutions, and developing processes designed to increase the adoption of Manhattan Active solutions across our customer base,” Mr. Clark concluded.

THIRD QUARTER 2025 FINANCIAL SUMMARY:

•
Consolidated total revenue was $275.8 million for Q3 2025, compared to $266.7 million for Q3 2024.
o
Cloud subscription revenue was $104.9 million for Q3 2025, compared to $86.5 million for Q3 2024.
o
License revenue was $1.4 million for Q3 2025, compared to $3.8 million for Q3 2024.
o
Services revenue was $133.0 million for Q3 2025, compared to $137.0 million for Q3 2024.

•
GAAP diluted earnings per share was $0.96 for Q3 2025, compared to $1.03 for Q3 2024.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.36 for Q3 2025, compared to $1.35 for Q3 2024.

• GAAP operating income was $75.8 million for Q3 2025, compared to $75.1 million for Q3 2024.

• Adjusted operating income, a non-GAAP measure, was $103.4 million for Q3 2025, compared to $98.9 million for Q3 2024.

• Cash flow from operations was $93.1 million for Q3 2025, compared to $62.3 million for Q3 2024. Days Sales Outstanding was 73 days at September 30, 2025, compared to 70 days at June 30, 2025.

• Cash totaled $263.6 million at September 30, 2025, compared to $230.6 million at June 30, 2025.

• During the three months ended September 30, 2025, the Company repurchased 233,425 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $49.9 million. In October 2025, our Board of Directors replenished the Company’s remaining share repurchase authority to an aggregate of $100.0 million of our common stock.

NINE MONTH 2025 FINANCIAL SUMMARY:

•
Consolidated total revenue for the nine months ended September 30, 2025, was $811.0 million, compared to $786.6 million for the nine months ended September 30, 2024.
o
Cloud subscription revenue was $299.6 million for the nine months ended September 30, 2025, compared to $246.9 million for the nine months ended September 30, 2024.
o
License revenue was $12.2 million for the nine months ended September 30, 2025, compared to $9.6 million for the nine months ended September 30, 2024.
o
Services revenue was $383.0 million for the nine months ended September 30, 2025, compared to $406.0 million for the nine months ended September 30, 2024.

•
GAAP diluted earnings per share for the nine months ended September 30, 2025, was $2.75, compared to $2.74 for the nine months ended September 30, 2024.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $3.85 for the nine months ended September 30, 2025, compared to $3.55 for the nine months ended September 30, 2024.
•
GAAP operating income was $212.8 million for the nine months ended September 30, 2025, compared to $200.9 million for the nine months ended September 30, 2024.
•
Adjusted operating income, a non-GAAP measure, was $295.7 million for the nine months ended September 30, 2025, compared to $271.5 million for the nine months ended September 30, 2024.
•
Cash flow from operations was $242.4 million for the nine months ended September 30, 2025, compared to $190.3 million for the nine months ended September 30, 2024.
•
During the nine months ended September 30, 2025, the Company repurchased 1,035,094 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $199.5 million. In October 2025, our Board of Directors replenished the Company’s remaining share repurchase authority to an aggregate of $100.0 million of our common stock.

2025 GUIDANCE

Manhattan Associates provides the following revenue, operating margin, and diluted earnings per share guidance for the full year 2025:

	Guidance Range - 2025 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,073	$1,077	3%	3%

Operating Margin:
GAAP operating margin	25.0%	25.2%
Equity-based compensation	10.1%	10.1%
Unusual health insurance claim(3)	0.2%	0.2%
Restructuring expense(4)	0.2%	0.2%
Adjusted operating margin(1)	35.5%	35.7%

Diluted earnings per share (EPS):
GAAP EPS	$3.43	$3.45	-2%	-2%
Equity-based compensation	1.52	1.52
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Unusual health insurance claim(3)	0.02	0.02
Restructuring expense(4)	0.04	0.04
Adjusted EPS(1)	$4.95	$4.97	5%	5%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) The Company expects the excess tax benefit on stock vesting to occur primarily in the first quarter of 2025.

(3) Adjustment represents expense for an unusual health insurance claim, net of insurance recoveries. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.

(4) In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which has been impacted by macro-economic uncertainty. We recorded a pre-tax restructuring expense in 2025 and exclude the amount from adjusted non-GAAP results.

Manhattan Associates currently intends to make public certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and a recording of the conference call referenced below available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release or the conference call, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its third quarter financial results will be held today, October 21, 2025, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ fourth quarter 2025 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2025.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology, and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds, and delivers leading edge cloud solutions so that across the store, through your network, or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2025 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$104,852	$86,485	$299,580	$246,873
Software license	1,356	3,762	12,176	9,633
Maintenance	30,492	34,491	97,693	104,736
Services	133,007	137,009	383,033	406,035
Hardware	6,088	4,934	18,521	19,274
Total revenue	275,795	266,681	811,003	786,551
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	119,604	118,269	349,883	356,920
Cost of software license	208	391	711	1,068
Research and development	36,360	34,349	106,529	104,693
Sales and marketing	18,057	16,586	59,097	55,669
General and administrative	24,078	20,308	74,273	62,623
Depreciation and amortization	1,660	1,688	4,785	4,670
Restructuring expense	-	-	2,937	-
Total costs and expenses	199,967	191,591	598,215	585,643
Operating income	75,828	75,090	212,788	200,908
Other income, net	2,604	1,312	4,656	3,222
Income before income taxes	78,432	76,402	217,444	204,130
Income tax provision	19,799	12,621	49,449	33,782
Net income	$58,633	$63,781	$167,995	$170,348

Basic earnings per share	$0.97	$1.04	$2.77	$2.77
Diluted earnings per share	$0.96	$1.03	$2.75	$2.74

Weighted average number of shares:
Basic	60,381	61,169	60,620	61,404
Diluted	60,954	61,948	61,183	62,186

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Operating income	$75,828	$75,090	$212,788	$200,908
Equity-based compensation (a)	27,577	23,853	80,678	70,614
Unusual health insurance claim (c)	-	-	(658)	-
Restructuring expense (d)	-	-	2,937	-
Adjusted operating income (Non-GAAP)	$103,405	$98,943	$295,745	$271,522

Income tax provision	$19,799	$12,621	$49,449	$33,782
Equity-based compensation (a)	3,253	3,683	10,749	10,967
Tax benefit of stock awards vested (b)	321	579	3,924	9,063
Unusual health insurance claim (c)	-	-	(159)	-
Restructuring expense (d)	-	-	708	-
Adjusted income tax provision (Non-GAAP)	$23,373	$16,883	$64,671	$53,812

Net income	$58,633	$63,781	$167,995	$170,348
Equity-based compensation (a)	24,324	20,170	69,929	59,647
Tax benefit of stock awards vested (b)	(321)	(579)	(3,924)	(9,063)
Unusual health insurance claim (c)	-	-	(499)	-
Restructuring expense (d)	-	-	2,229	-
Adjusted net income (Non-GAAP)	$82,636	$83,372	$235,730	$220,932

Diluted EPS	$0.96	$1.03	$2.75	$2.74
Equity-based compensation (a)	0.40	0.33	1.14	0.96
Tax benefit of stock awards vested (b)	(0.01)	(0.01)	(0.06)	(0.15)
Unusual health insurance claim (c)	-	-	(0.01)	-
Restructuring expense (d)	-	-	0.04	-
Adjusted diluted EPS (Non-GAAP)	$1.36	$1.35	$3.85	$3.55

Fully diluted shares	60,954	61,948	61,183	62,186
a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Cost of services	$11,417	$10,835	$33,355	$31,482
Research and development	6,216	5,117	17,848	15,812
Sales and marketing	2,267	2,189	5,694	6,295
General and administrative	7,677	5,712	23,781	17,025
Total equity-based compensation	$27,577	$23,853	$80,678	$70,614
(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by $1.0 million of ongoing expense for the claim. During the second quarter of 2025, we recorded an additional $3.0 million of expense for this unusual health insurance claim. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
(d)
In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which has been impacted by macro-economic uncertainty. We recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. The expense primarily consists of employee severance and outplacement services. We do not believe that the expense is a common cost that resulted from normal operating activities, and thus we have excluded the amount from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,555	$266,230
Accounts receivable, net	219,556	205,475
Prepaid expenses and other current assets	42,659	31,559
Total current assets	525,770	503,264

Property and equipment, net	20,050	13,971
Operating lease right-of-use assets	45,734	47,923
Goodwill, net	62,244	62,226
Deferred income taxes	76,374	94,505
Other assets	38,651	35,662
Total assets	$768,823	$757,551

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,355	$26,615
Accrued compensation and benefits	59,475	72,180
Accrued and other liabilities	23,589	22,275
Deferred revenue	295,903	277,970
Income taxes payable	86	1,264
Total current liabilities	400,408	400,304

Operating lease liabilities, long-term	47,713	47,794
Other non-current liabilities	11,486	10,327

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2025 and 2024	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 60,256,442 and 60,921,191 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	602	609
Retained earnings	338,690	329,439
Accumulated other comprehensive loss	(30,076)	(30,922)
Total shareholders' equity	309,216	299,126
Total liabilities and shareholders' equity	$768,823	$757,551

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2025	2024
	(unaudited)	(unaudited)
Operating activities:
Net income	$167,995	$170,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,785	4,670
Equity-based compensation	80,678	70,614
Gain on disposal of equipment	(22)	(131)
Deferred income taxes	17,946	(20,544)
Unrealized foreign currency loss	246	906
Changes in operating assets and liabilities:
Accounts receivable, net	(8,865)	(17,515)
Other assets	(4,311)	(9,688)
Accounts payable, accrued and other liabilities	(18,463)	(13,367)
Income taxes	(9,840)	(7,956)
Deferred revenue	12,271	12,962
Net cash provided by operating activities	242,420	190,299

Investing activities:
Purchase of property and equipment	(10,799)	(5,547)
Net cash used in investing activities	(10,799)	(5,547)

Financing activities:
Repurchase of common stock	(238,187)	(241,150)
Net cash used in financing activities	(238,187)	(241,150)

Foreign currency impact on cash	3,891	609

Net change in cash and cash equivalents	(2,675)	(55,789)
Cash and cash equivalents at beginning of period	266,230	270,741
Cash and cash equivalents at end of period	$263,555	$214,952

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.86	$0.85	$1.03	$0.77	$3.51	$0.85	$0.93	$0.96	$2.75
Adjustments to GAAP:
Equity-based compensation	0.30	0.34	0.33	0.31	1.27	0.40	0.35	0.40	1.14
Tax benefit of stock awards vested	(0.13)	(0.01)	(0.01)	-	(0.15)	(0.06)	-	(0.01)	(0.06)
Restructuring expense	-	-	-	-	-	0.04	-	-	0.04
Unusual health insurance claim	-	-	-	0.09	0.09	(0.05)	0.04	-	(0.01)
Adjusted Diluted EPS	$1.03	$1.18	$1.35	$1.17	$4.72	$1.19	$1.31	$1.36	$3.85
Fully Diluted Shares	62,493	62,118	61,948	62,009	62,183	61,527	61,074	60,954	61,183

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$196,312	$205,955	$205,852	$194,367	$802,486	$194,615	$206,606	$206,659	$607,880
EMEA	46,620	46,918	48,082	48,903	190,523	55,542	52,301	53,975	161,818
APAC	11,620	12,445	12,747	12,531	49,343	12,630	13,514	15,161	41,305
	$254,552	$265,318	$266,681	$255,801	$1,042,352	$262,787	$272,421	$275,795	$811,003

GAAP Operating Income:
Americas	$36,687	$45,300	$49,033	$36,323	$167,343	$33,862	$48,051	$45,783	$127,696
EMEA	15,884	17,195	20,521	18,896	72,496	23,703	19,807	22,877	66,387
APAC	5,059	5,693	5,536	5,469	21,757	5,607	5,930	7,168	18,705
	$57,630	$68,188	$75,090	$60,688	$261,596	$63,172	$73,788	$75,828	$212,788

Adjustments (pre-tax):
Americas:
Equity-based compensation	$22,095	$24,666	$23,853	$22,592	$93,206	$28,826	$24,275	$27,577	$80,678
Unusual health insurance claim	-	-	-	7,002	7,002	(3,658)	3,000	-	(658)
Restructuring expense	-	-	-	-	-	2,929	8	-	2,937
	$22,095	$24,666	$23,853	$29,594	$100,208	$28,097	$27,283	$27,577	$82,957

Adjusted non-GAAP Operating Income:
Americas	$58,782	$69,966	$72,886	$65,917	$267,551	$61,959	$75,334	$73,360	$210,653
EMEA	15,884	17,195	20,521	18,896	72,496	23,703	19,807	22,877	66,387
APAC	5,059	5,693	5,536	5,469	21,757	5,607	5,930	7,168	18,705
	$79,725	$92,854	$98,943	$90,282	$361,804	$91,269	$101,071	$103,405	$295,745

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$648	$(531)	$936	$316	$1,369	$(1,591)	$2,724	$2,652	$3,785
Costs and expenses	176	(673)	211	(227)	(513)	(1,966)	1,180	738	(48)
Operating income	472	142	725	543	1,882	375	1,544	1,914	3,833
Foreign currency gains (losses) in other income	(564)	(577)	(331)	519	(953)	131	(65)	1,596	$1,662
	$(92)	$(435)	$394	$1,062	$929	$506	$1,479	$3,510	$5,495

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$185	$307	$261	$302	$1,055	$785	$514	$832	$2,131
Foreign currency gains (losses) in other income	164	41	284	1,283	1,772	15	140	1,978	2,133
Total impact of changes in the Indian Rupee	$349	$348	$545	$1,585	$2,827	$800	$654	$2,810	$4,264

4. Other income includes the following components (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$1,414	$1,503	$1,636	$1,476	$6,029	$1,101	$852	$1,007	$2,960
Foreign currency gains (losses)	(564)	(577)	(331)	519	(953)	130	(65)	1,597	1,662
Other non-operating income (expense)	146	(12)	7	1	142	106	(72)	-	34
Total other income (loss)	$996	$914	$1,312	$1,996	$5,218	$1,337	$715	$2,604	$4,656

5. Capital expenditures are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$2,321	$2,217	$1,009	$3,128	$8,675	$891	$3,980	$5,928	$10,799

6. Stock Repurchase Activity (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly-announced buy-back program	294	343	194	156	987	539	263	233	1,035
Shares withheld for taxes due upon vesting of restricted stock	165	3	8	2	178	179	3	8	190
Total shares purchased	459	346	202	158	1,165	718	266	241	1,225

Total cash paid for shares purchased under publicly-announced buy-back program	$73,411	$74,999	$49,687	$43,539	$241,636	$100,000	$49,596	$49,947	$199,543
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	40,423	713	1,917	569	43,622	36,447	595	1,602	38,644
Total cash paid for excise tax	-	-	-	1,108	1,108	-	-	-	-
Total cash paid for shares repurchased	$113,834	$75,712	$51,604	$45,216	$286,366	$136,447	$50,191	$51,549	$238,187

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Remaining Performance Obligations	$1,516,430	$1,601,531	$1,686,421	$1,780,400	$1,891,384	$2,013,495	$2,076,628